Exhibit 99.11
NOTE
THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW. THIS NOTE MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND QUALIFIED PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION, QUALIFICATION NOR EXEMPTION IS REQUIRED BY LAW.
DELSTAFF, LLC

$17,500,000.00	June 29, 2007
     FOR VALUE RECEIVED, the undersigned, DELSTAFF, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of LAMINAR DIRECT CAPITAL L.P., a Delaware limited partnership, in its capacity as a lender under the terms of the Credit Agreement (as defined herein) (in such capacity, the “Holder’’) and its successors or registered assigns, the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($17,500,000.00) or such lesser amount as may constitute the aggregate unpaid principal amount of this Note, under the terms and conditions of that certain Credit Agreement (as defined below). The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Note (including capitalized interest, if any) at the rates, at the times and in the manner provided in the Credit Agreement.
     So long as no Event of Default has occurred and is continuing, the principal hereof shall bear interest at a rate per annum equal to the applicable rate set forth in Section 4.02(b) of the Credit Agreement (as defined below). During the existence and during the continuance of any Event of Default, the Borrower’s obligations under this Note shall bear interest at the Default Rate beginning on the date of the occurrence of such Event of Default and shall be payable by the Borrower monthly as aforesaid, at the rate set forth in Section 4.02(c) of the Credit Agreement (as defïned below).
     Payment of principal and interest shall be made in lawful money of the United States of America to the registered Holder of this Note at the address shown in the register maintained by the Borrower for such purpose, all in the manner provided in the Credit Agreement referred to below.
     This Note is issued pursuant to the Credit Agreement, dated as of June 29, 2007 (as amended, supplemented or otherwise modifïed from time to time, the “Credit Agreement”), among the Borrower and Laminar Direct Capital L.P., as Agent, the Holder and the other Lenders from time to time a party thereto, the terms and provisions of which are incorporated herein by reference, and is entitled to the benefïts and subject to the limitations thereof. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     This Note is a registered Note and, as provided in the Credit Agreement, upon surrender of this Note for registration of transfer in compliance with the Credit Agreement, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered Holder hereof, or the Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.
     This Note is secured by the Collateral Documents. Reference is hereby made thereto for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     The Borrower is required to make prepayments of principal under the circumstances and in the amounts specified in the Credit Agreement. This Note is also subject to optional and mandatory prepayment, from time to time, at the times and on the terms specified in the Credit Agreement.
     If an Event of Default, as defined in the Credit Agreement, occurs and is continuing, the principal and all accrued and unpaid interest of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Credit Agreement.
     In the event this Note is not paid when due, the Borrower will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees, and the Holder hereof shall be entitled to all the rights and remedies set forth in the Credit Agreement.
     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAWS.
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     IN WITNESS WHEREOF, this Note is executed as of June                     , 2007.

DELSTAFF, LLC, a Delaware limited liability company
By:	/s/ Michael Phillips
	Name:	Michael Phillips
	Title:	Manager

Signature Page to Note
Delstaff, LLC
June 2007